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                                                                    EXHIBIT 99.1

FOR INFORMATION CONTACT:
Kevin Nyland, Vice President, Investor Relations
210.302-0402
KEVIN.NYLAND@NEWCENTURYEQUITY.COM

David P. Tusa, Senior Vice President and Chief Financial Officer
210.302-0410
DAVID.TUSA@NEWCENTURYEQUITY.COM


May 16, 2001

                          NEW CENTURY EQUITY HOLDINGS CORP.
                         ANNOUNCES PRINCETON ECOM ACQUISITION
                          OF INTUIT'S QUICKEN(R) BILL MANAGER

                   TRANSACTION MOVES PRINCETON ECOM INTO FOREFRONT
                          OF ELECTRONIC BILLING AND PAYMENT

SAN ANTONIO, TX...New Century Equity Holdings Corp. (Nasdaq: NCEH) today announced that Princeton eCom ("Princeton"), the first company to present a bill online, has acquired Quicken(R) Bill Manager, Intuit's online bill presentment and payment service, in a long-term strategic relationship with Intuit in which it will process payments for customers utilizing the industry leading Quicken(R) personal financial management software.

"This transaction is not only a milestone event for Princeton eCom, but also a very significant event for the entire electronic bill presentment and payment industry. The transaction further moves Princeton into a proven leadership role in the EBPP arena. We applaud Princeton's management team on the efforts required to close the Intuit transaction." said Parris H. Holmes, Jr., Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corp.

The transaction encompasses the acquisition of Quicken(R) Bill Manager which will allow Princeton to provide electronic billing and payment services to consumers who currently receive and pay their bills through the Quicken.com website as well as Excite and Webcrawler. Princeton will also provide payment processing services later this year to Intuit's Quicken Desktop customers. The agreement also provides Princeton with the right to market electronic bill presentment and payment services using the Powered by Quicken(R) Bill Manager name, one of the most recognizable brand names in the personal financial management arena.

The transaction will allow Princeton to market the Quicken(R) Bill Manager "front end" capability to banks and other financial institutions or through the company's strategic online banking software partners. Princeton currently provides "back end" payment processing or "pay anyone" services to more than 950 banks, credit unions and other financial institutions.


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Mr. Holmes added, "Since September of 1998, New Century Equity has played a key role in the development of Princeton as a leader in the electronic bill presentment and payment industry. We recognized, early on, the value of Princeton's cutting-edge technology and the significant effect it would have on the industry. The Intuit deal further validates our belief in the long-term value of our investment in Princeton to New Century shareholders."

ABOUT NEW CENTURY EQUITY HOLDINGS CORP.
New Century Equity Holdings Corp. (Nasdaq: NCEH) is a holding company focused on high growth, technology-based companies and investments. The Company's holdings include its wholly owned operation, FIData, Inc., and its investments in CoreINTELLECT, Inc. and Princeton eCom Corporation. FIData (WWW.FIDATA.COM) provides instant online loan approval products and services to the financial services industry. New Century Equity Holdings Corp. (WWW.NEWCENTURYEQUITY.COM) is the lead investor in both CoreINTELLECT (WWW.COREINTELLECT.COM), a developer and marketer of Internet-based solutions that acquire, filter and disseminate business-critical knowledge and information, and Princeton eCom (WWW.PRINCETONECOM.COM), a leading application service provider for electronic and Internet bill presentment and payment solutions. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

ABOUT PRINCETON ECOM
Princeton eCom, the first company to present a bill on the Internet, is a leading provider of electronic billing and payment services to more than 950 corporations, banks, financial institutions and payment partners including Ameritech, GMAC Mortgage, United Technologies, UPS Capital, Mellon Global Cash Management, Verizon Wireless, Cellular One, Corillian, S1, FiServ, and Jack Henry.

Through strategic alliances with banks, credit unions, home banking software providers, networks like MasterCard RPPS, and web portals, Princeton eCom has built a comprehensive bill distribution network.

Princeton eCom enables businesses to present their consumers' bills and their business invoices on the Internet and it provides consumers and businesses with the ability to access and pay those bills online, over the phone, or using a wireless digital device. It also provides electronic payment processing services to banks, credit unions, and other financial institutions. Princeton eCom's range of services includes electronic lockbox, electronic collection, and electronic credit card balance transfer services as well as customer care and customer service programs.

Princeton eCom is a privately held company. Major investors include New Century Equity Holdings Corp. (NASDAQ: NCEH), Mellon Ventures, the private equity partnership of Mellon Financial Corporation (NYSE: MEL), SG Capital Partners LLC, the U.S. merchant banking affiliate of Societe Generale, Bottomline Technologies, Terra Lycos Ventures L.P., a venture capital fund affiliated with Terra Lycos, Inc. (NASDAQ: TRLY), and BT Investment Partners, Inc.

      CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY


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SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER
MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Intuit, Quicken, QuickBooks, QuickBooks Pro, TurboTax and ProSeries, among others, are registered trademarks and/or registered service marks of Intuit Inc. Quicken.com and QuickBooks.com, among others, are trademarks and/or service marks of Intuit, Inc.



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